Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-192024, 333-197373, 333-207658, 333-212722, 333-219496, 333-226367, 333-232329, 333-240043, 333-258256, 333-266367, 333-273476, 333-280977, and 333-288925 on Form S-8 of our reports dated February 26, 2026 relating to the consolidated financial statements of Criteo S.A. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Associés
Paris-La-Défense, France
February 26, 2026